UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

ONYX ACQUISITION CO. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41003	98-1584432
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 5th Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 974-2844

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ONYXU	New York Stock Exchange LLC
Class A Ordinary Shares included as part of the units	ONYX	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ONYXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or R2b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2024, Onyx Acquisition Co. I (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”) at which the Company’s shareholders approved a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Articles”). The proposal would extend the date by which the Company has to consummate a business combination from February 7, 2024 to November 5, 2024 (the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in more detail in the definitive proxy statement of the Company, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2024 (the “Proxy Statement”), as supplemented to date.

The foregoing description is qualified in its entirety by reference to the amendment to the Company’s Articles, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, holders of 8,154,909 Class A ordinary shares were present in person, virtually over the Internet or by proxy, representing approximately 94.6% of the voting power of the Company’s ordinary shares as of January 9, 2024, the record date for the Meeting, and constituting a quorum for the transaction of business. A summary of the voting results at the Meeting is set forth below:

The shareholders approved the Extension Amendment Proposal.

The voting results were as follows:

The Extension Amendment Proposal

For	Against	Abstain
8,139,293	15,177	439

As there were sufficient votes to approve the above proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01. Other Events.

Redemptions

In connection with the vote to approve the Extension Amendment Proposal, holders of 678,865 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.13 per share, for an aggregate redemption amount of approximately $7.6 million. As a result, approximately $7,553,041 will be removed from the Trust Account to pay such holders and 1,332,961 Class A ordinary shares (excluding 6,612,500 converted founder shares) remain outstanding, for a total of 7,945,461 shares outstanding.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the expected redemption payment. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Amendment to Amended and Restated Memorandum and Articles of Association.
104	Cover Pate Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	ONYX ACQUISITION CO. I

	By:	/s/ Michael Stern
	Name:	Michael Stern
	Title:	Director, Chairman and Chief Executive Officer

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